Exhibit 99.2

Plains All American Pipeline, L.P.

333 Clay Street, Suite 1600

Houston, TX 77002

April 17, 2012

Mr. Norman J. Szydlowski	Mr. John F. Chlebowski
President & Chief Executive Officer	Chairman of the Board
SemGroup Corporation	SemGroup Corporation
Two Warren Place	Two Warren Place
6120 S. Yale Avenue, Suite 700	6120 S. Yale Avenue, Suite 700
Tulsa, OK 74136-4216	Tulsa, OK 74136-4216

Dear Gentlemen:

Please accept this letter as notification that we are withdrawing our October 2011 proposal to acquire 100% of the issued and outstanding shares of Class A and Class B common stock of SemGroup Corporation for $24.00 per share in cash.

Very truly yours,

/s/ Greg L. Armstrong
Greg L. Armstrong
Chairman and Chief Executive Officer